EXHIBIT 10.1

SHARE TRANSFER AGREEMENT

Transferor (hereinafter referred to as “Party A”): Zhejiang Yitang Medical Services Co., Ltd.

Legal Representative: Zhang Dehong

Transferee (hereinafter referred to as “Party B”): Lishui Chida Logistics Co., Ltd.

Legal Representative: Zhou Shuo

Address: Room 110-14, No. 162, Xianglong Road, Nanmingshan Street, Liandu District, Lishui City, Zhejiang Province (Lijing Ethnic Industrial Park)

Target Companies:

- Guoning Zhonghao (Ningbo) Trade Co., Ltd.

- Ningbo Farmmi Baitong Trade Co., Ltd.

WHEREAS:

- Guoning Zhonghao (Ningbo) Trade Co., Ltd. was established on June 15, 2021 in Ningbo, Zhejiang Province, with a registered capital of RMB 30 million, wholly owned by Party A.

- Ningbo Farmmi Baitong Trade Co., Ltd. was established on November 14, 2022 in Ningbo, Zhejiang Province, with a registered capital of RMB 20 million, wholly owned by Party A.

- Party A agrees to transfer 100% of its equity interests in both companies to Party B, and Party B agrees to accept such transfer.

NOW, THEREFORE, in accordance with the Company Law of the People’s Republic of China and the Civil Code of the People’s Republic of China, the Parties hereby agree as follows:

Article 1 – Legal Status of the Parties

Party A is a legally established and validly existing independent legal entity with Unified Social Credit Code: [***]

Party B is a legally established and validly existing independent legal entity with Unified Social Credit Code: [***]

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Article 2 – Share Transfer

Party A agrees to transfer 100% of its equity interests and related assets in the Target Companies to Party B, and Party B agrees to accept such transfer. After completion, Party B shall hold 100% ownership of the Target Companies.

As of June 10, 2025, all debts and credits of the Target Companies have been settled and verified without any concealment, which has been acknowledged by both parties.

Article 3 – Transfer Price and Payment

The total consideration for this equity transfer shall be RMB 15,000 (Fifteen Thousand Yuan), of which:

- Guoning Zhonghao (Ningbo) Trade Co., Ltd.: RMB 10,000 (Ten Thousand Yuan);

- Ningbo Farmmi Baitong Trade Co., Ltd.: RMB 5,000 (Five Thousand Yuan).

Party B shall pay the full amount to Party A’s designated account within fifteen (15) days after the signing and effectiveness of this Agreement.

Article 4 – Representations and Warranties of Party A

Party A warrants that it holds full and valid ownership and disposal rights over the equity interests being transferred.

The transfer of equity has been duly authorized and approved by all competent corporate authorities of Party A and the Target Companies.

Article 5 – Representations and Warranties of Party B

Party B agrees to observe and perform the amended Articles of Association of the Target Companies.

Party B has obtained all necessary corporate approvals and authorizations to acquire the equity interests.

Party B warrants that the funds used for this acquisition are its own lawfully owned funds.

Article 6 – Registration Procedures and Costs

All registration procedures for the change of equity ownership and related approvals shall be handled by Party A and the Target Companies upon consultation.

All expenses incurred in relation to the equity transfer procedures shall be borne by Party B.

From the date of equity transfer, Party B shall not seek any compensation, cost or fees from Party A in relation to the operations of the companies.

Party B unconditionally accepts all equipment, facilities, and supporting devices of the Target Companies.

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Ownership of the equity interests shall officially transfer on the date this Agreement is signed.

Article 7 – Rights and Obligations of Shareholders

Upon signing this Agreement, Party A shall cease to enjoy any shareholder rights and shall no longer bear any shareholder obligations with respect to the transferred equity interests.

Upon signing this Agreement, Party B shall enjoy all shareholder rights and perform all shareholder obligations. Party A shall cooperate as necessary, including signing related documents on behalf of Party A if required.

Article 8 – Amendment and Termination

This Agreement may be amended or terminated in any of the following circumstances, provided that both parties sign a written amendment or termination agreement:

Force majeure or external causes beyond the control of either party preventing performance.

Either party loses the capacity to perform.

A serious breach by one party causing significant economic loss to the other.

Mutually agreed amendment or termination due to changed circumstances.

Other amendment or termination situations as provided in this Agreement.

Article 9 – Liability for Breach

If either party fails to perform or seriously breaches any provision of this Agreement, the breaching party shall compensate the non-breaching party for all economic losses. The non-breaching party may also terminate this Agreement and claim full damages.

If Party B fails to make payment as scheduled, it shall pay late payment penalties at a rate of 0.1% per day of the overdue amount. If the actual losses suffered by Party A exceed the penalty amount, Party A may claim additional compensation.

Article 10 – Confidentiality

Neither party may disclose any confidential information obtained during the performance of this Agreement to any third party without prior written consent, except as required by law or regulation.

This confidentiality obligation shall remain effective regardless of the signing, amendment, termination, or cancellation of this Agreement.

Article 11 – Dispute Resolution

All disputes related to or arising from this Agreement shall first be resolved through friendly negotiation. If negotiation fails, either party may submit the dispute to:

The People’s Court at the place where this Agreement is signed;

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The People’s Court where Party A is located;

Any competent court with jurisdiction.

Article 12 – Effectiveness and Miscellaneous

This Agreement shall take effect upon being signed and sealed by both parties.

Any amendment to this Agreement must be made in writing with mutual consent.

This Agreement is executed in triplicate, with each party holding one copy and one copy submitted for governmental approval or filing. All copies shall have equal legal effect.

This Agreement is signed on June 11, 2025, in Lishui City, Zhejiang Province, China.

Signature Page on Next Page

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Party A (Seal): Zhejiang Yitang Medical Services Co., Ltd.

Authorized Representative: ___________________

Date: June11, 2025

Party B (Seal): Lishui Chida Logistics Co., Ltd.

Legal Representative: ___________________

Date: June 11, 2025

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